Exhibit 1.1
EXECUTION VERSION
MYLAN INC.
7.625% SENIOR NOTES DUE 2017
7.875% SENIOR NOTES DUE 2020

INDENTURE
Dated as of May 19, 2010

THE BANK OF NEW YORK MELLON
as Trustee

EXHIBITS

Exhibit A-1	FORM OF 2017 NOTE
Exhibit A-2	FORM OF 2020 NOTE
Exhibit B	FORMS OF LEGEND AND ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE RESTRICTED SECURITIES
Exhibit C	FORM OF LEGEND FOR REGULATION S NOTE
Exhibit D	FORM OF LEGEND FOR GLOBAL NOTE
Exhibit E	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
Exhibit F	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit G	FORM OF NOTATION OF GUARANTEE
Exhibit H	FORM OF SUPPLEMENTAL INDENTURE

v

     INDENTURE, dated as of May 19, 2010, among Mylan Inc., a Pennsylvania corporation, as issuer, the Subsidiaries of the Company listed on the signature page hereto and The Bank of New York Mellon, a New York banking corporation, as trustee.
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “2017 Notes” means the Initial 2017 Notes and the Additional 2017 Notes, if any, issued by the Company pursuant to this Indenture.
     “2020 Notes” means the Initial 2020 Notes and the Additional 2020 Notes, if any, issued by the Company pursuant to this Indenture.
     “Acquisition” means the acquisition by the Company or one or more of its Subsidiaries of the generics business operated by Merck KGaA pursuant to the Share Purchase Agreement, dated as of May 12, 2007, among the Company, Merck Generics Holding GmbH, Merck S.A., Merck Internationale Beteiligung GmbH and Merck KGaA, as amended.
     “Affiliate” means, with respect to any specified Person: any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.
     “Agent” means any Registrar, co-registrar or Paying Agent.
     “amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.
     “Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1)(x) in the case of any 2017 Note, the Redemption Price of such 2017 Note at July 15, 2014 and (y) in the case of any 2020 Note, the Redemption Price of such 2020 Note at July 15, 2015 (in each case, exclusive of accrued but unpaid interest to the Make-Whole Redemption Date; such Redemption Price being set forth in the applicable table appearing in Section 3.07 hereof), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through (y) in the case of any 2017 Note, July 15, 2014 and (x) in the case of any 2020 Note, July 15, 2015 (in each case, exclusive of accrued but unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such Note.

     “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clauses (1), (2) and (3) above:
     (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
     (b) for purposes of Section 4.10 hereof, only, a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 4.07 hereof or that constitutes a Permitted Investment;
     (c) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (d) a disposition of assets with a Fair Market Value of less than or equal to $10.0 million in any single transaction or series of related transactions;
     (e) sales of damaged, worn-out or obsolete equipment or assets in the ordinary course of business that, in the Company’s reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries;
     (f) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;
     (g) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;
     (h) leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries;
     (i) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like Property (excluding any boot thereon) for use in a Permitted Business;

     (j) the lease, assignment, sub-lease, license or sub-license of Property in the ordinary course of business;
     (k) any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (l) foreclosures, condemnation, expropriation or any similar action on assets of the Company or any of the Restricted Subsidiaries;
     (m) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;
     (n) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;
     (o) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;
     (p) the unwinding of any Hedging Obligations;
     (q) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
     (r) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;
     (s) the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early retirement of any related Permitted Warrant Transaction;
     (t) a disposition of cash or Temporary Cash Investments; and
     (u) the creation of a Lien (but not the sale or other disposition of the Property subject to such Lien).
     “Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.
     “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:
     (1) the sum of the products of the numbers of days from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment; by
     (2) the sum of all such payments.
     “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.
     “Below Investment Grade Rating Event” means the rating on a series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60 day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by both of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.
     “Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
     “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock; provided that no warrants, options, rights or obligations to purchase Capital Stock purchased in a Permitted Bond Hedge Transaction or sold as units with Indebtedness constituting Permitted Convertible Indebtedness shall constitute Capital Stock.
     “Captive Insurance Subsidiary” means American Triumvirate Insurance Company, a Vermont corporation or any successor thereto, so long as such Subsidiary is maintained as a special purpose self insurance subsidiary.
     “Cash Convertible Notes” means the Company’s 3.75% Cash Convertible Notes due 2015 outstanding on the Issue Date.
     “Change of Control” means the occurrence of any of the following events:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;
     (2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:
     (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and
     (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or
     (3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Section 5.01 hereof.
     “Change of Control Repurchase Event” means (a) prior to the occurrence of a Fall Away Event, a Change of Control and (b) after the occurrence of a Fall Away Event, a Change of Control together with a Below Investment Grade Rating Event.
     “Commission” means the U.S. Securities and Exchange Commission.

     “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.
     “Company” means Mylan Inc., a Pennsylvania corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.
     “Company Order” means a written request or order signed in the name of the Company by its chairman of the board, its chief executive officer or chief financial officer, its president or a vice president, and by its treasurer, an assistant treasurer, its controller, an assistant controller, its secretary or an assistant secretary, and delivered to the Trustee.
     “Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and, except in the case of clause (11) below, to the extent deducted in determining Consolidated Net Income for such period, the sum of:
     (1) expense and provision for taxes, paid or accrued,
     (2) Consolidated Interest Expense and charges, deferred financing fees and milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,
     (3) Consolidated Depreciation and Amortization Expense,
     (4) non-cash charges recorded in respect of purchase accounting and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations,
     (5) any other non-cash items except to the extent representing an accrual for future cash outlays,
     (6) any unusual, infrequent or extraordinary loss or charge (including, without limitation, the amount of any restructuring, integration, transition, executive severance, facility closing and similar charges accrued during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Company and its Subsidiaries, including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, asset write-downs or asset disposals (including leased facilities), write-downs for purchase and lease commitments, start-up costs for new facilities, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related promotional costs of exiting products or product lines),
     (7) non-recurring cash charges in connection with the litigation described in the Offering Circular or the documents incorporated by reference in the Offering Circular as of the Issue Date,

     (8) any non-cash costs or expenses incurred pursuant to any management equity plan or stock plan,
     (9) expenses with respect to casualty events,
     (10) the amount of net cost savings in connection with any acquisition or otherwise projected by the Company in good faith to be realized as a result of specified actions taken prior to the last day of such period (calculated on a pro forma basis as though such cost savings had been realized since the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) in connection with any acquisition, such actions have been taken prior to such date of determination and within 24 months after the Issue Date or within 12 months after the closing date of such acquisition, and (B) no cost savings shall be added pursuant to this clause (10) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (7) above with respect to such period (“Pro Forma Cost Savings”),
     (11) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Acquisition or any acquisition permitted under this Indenture,
     (12) any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any acquisition permitted under this Indenture, and
     (13) non-cash charges pursuant to Statement of Financial Accounting Standards No. 158,
     minus, to the extent included in Consolidated Net Income for such period, the sum of (x) any unusual, infrequent or extraordinary income or gains and (y) any other non-cash income (except to the extent representing an accrual for future cash income), all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis;
provided that to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated Adjusted EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 shall be excluded in determining Consolidated Adjusted EBITDA.
     “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
     “Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of the Company during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and

“Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
     (1) the Incurrence or repayment of any Indebtedness and the issuance, maturity, redemption, conversion, exchange or repurchase of any Disqualified Stock or preferred stock, as applicable, of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and
     (2) any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Four Quarter Period.
     Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio:”
     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
     (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and
     (3) the amount of Consolidated Fixed Charges attributable to the Convertible Preferred Stock or any other preferred stock (other than Disqualified Stock) issued by the Company that is mandatorily convertible or redeemable solely into common equity of the Company within 365 days of the Transaction Date will be recalculated by multiplying (x) the actual amount of Consolidated Fixed Charges attributable thereto for the Four Quarter Period by (y) a fraction, the numerator of which is the number of days from (and including) the Transaction Date to (but excluding) the applicable conversion or redemption date and the denominator of which is 365.
     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the

Company, giving effect to (a) Pro Forma Cost Savings and (b) any cost savings that could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto.
     “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense for such period; plus
     (2) the product of:
     (a) the amount of all dividend payments on any series of Preferred Stock (including any Designated Preferred Stock) or Disqualified Stock of the Company or any Restricted Subsidiary (other than dividends paid or accrued in Qualified Capital Stock or dividends paid or accrued to the Company or a Wholly Owned Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication), and
     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.
     “Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:
     (a) the interest expense, whether or not paid in cash, of the Company and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP and net payments, if any, pursuant to interest rate Hedging Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (ii) non-cash interest expense attributable to the amortization of gains or losses resulting from the termination of Hedging Obligations prior to or reasonably contemporaneously with the Issue Date, (iii) amortization of deferred financing fees, and (iv) expensing of bridge or other financing fees; plus,
     (1) imputed interest attributable to Capital Lease Obligations of the Company and its Restricted Subsidiaries for such period, plus
     (2) commissions, discounts, yield and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus
     (3) amortization or write-off of debt discount and debt issuance costs, premium, commissions, discounts and other fees and charges associated with Indebtedness of the Company and its Restricted Subsidiaries for such period, plus
     (4) cash contributions to any employee stock ownership plan or similar trust made by the Company or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person in connection with Indebtedness incurred by such plan or trust for such period, plus

     (5) all interest paid or payable with respect to discontinued operations of the Company or any of its Restricted Subsidiaries for such period, plus
     (6) the interest portion of any deferred payment obligations of the Company or any of its Restricted Subsidiaries for such period, plus
     (7) all interest on any Indebtedness of the Company or any of its Restricted Subsidiaries of the type described in clause (6) or (7) of the definition of “Indebtedness” for such period, plus
     (8) the interest component of all Attributable Receivables Indebtedness of the Company and its Restricted Subsidiaries, less
     (b) (1) interest income of the Company and its Restricted Subsidiaries for such period and (2) any amortization of deferred charges resulting from the application of “Accounting Principles Board Opinion No. APB 14-1 — Accounting for Convertible Debt Instruments” that may be settled in cash upon conversion (including partial cash settlement).
     “Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded:
     (1) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries;
     (2) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions;
     (3) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3)(A) hereof the undistributed earnings of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract or other undertaking to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its Property or to which such Person or any of its property is subject;
     (4) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and

     (5) any amortization of deferred charges resulting from the application of “Accounting Principles Board Opinion No. APB 14-1 — Accounting for Convertible Debt Instruments” that may be settled in cash upon conversion (including partial cash settlement); and
     (6) any income (loss) for such period attributable to the early extinguishment of Indebtedness, together with any related provision for taxes on any such income.
     There shall be excluded from Consolidated Net Income for any period (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets (including any gains and losses attributable to movement in the mark-to-market valuation of (a) any Permitted Convertible Indebtedness and (b) any Permitted Convertible Indebtedness Call Transaction), (ii) any non-cash charges recorded in respect of intangible assets, including goodwill, and (iii) the purchase accounting effects of in process research and development expenses and adjustments to property, inventory and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Subsidiaries), as a result of any acquisition consummated prior to the Issue Date, any acquisition permitted under this Indenture, or the amortization or write-off of any amounts thereof.
     “Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.
     “Consolidated Senior Secured Debt Ratio” means, the ratio of (i) Consolidated Total Indebtedness that is secured by a Lien on the Property of the Company or any Subsidiary Guarantor as of the Transaction Date to (ii) Consolidated Adjusted EBITDA of the Company during the Four Quarter Period ending on or prior to the Transaction Date, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.
     “Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis in accordance with GAAP required to be reflected as “indebtedness” on a consolidated balance sheet of the Company in accordance with GAAP (other than Indebtedness described in clause (4) of the definition of “Indebtedness” in respect of drawings thereunder to the extent such drawings are reimbursed within 10 Business Days after the date of such drawing) plus (ii) the principal amount of any obligations of any Person (other than the Company or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Company or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Company).
     “Convertible Preferred Stock” means the Company’s 6.50% Mandatory Convertible Preferred Stock issued and outstanding on the Issue Date.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall principally be administered, which office at the date hereof is located at The Bank of New York Mellon, 101 Barclay Street, 8W, New York, NY 10286, Attention: Corporate Trust Division — Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.
     “Credit Agreement” means (i) the Amended and Restated Credit Agreement dated as of December 20, 2007, among the Company, Mylan Luxembourg 5 S.à.r.l., the Company’s subsidiaries which are guarantors thereof, JPMorgan Chase Bank, N.A., as administrative agent, certain lenders party thereto, and certain agents party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
     “Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
     “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.
     “Designated Noncash Consideration” means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated by the Company as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 4.10 hereof.

     “Designated Preferred Stock” means Preferred Stock of the Company that is issued for cash (other than to a Subsidiary of the Company) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issue date thereof, the cash proceeds of which are excluded from the calculation set forth in Sections 4.07(a)(3)(B), 4.07(a)(3)(C) and 4.07(b)(2) hereof.
     “Designation” has the meaning set forth in Section 4.18 hereof.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or upon the happening of any event:
     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date that is 91 days after the Stated Maturity of either series of Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of either series of Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to such series of Notes and described in Sections 4.10 and 4.13 hereof.
     The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person. The Convertible Preferred Stock, based on the terms thereof in effect on the Issue Date, is not Disqualified Stock.
     “Event of Default” has the meaning set forth in Section 6.01 hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.
     “Fall Away Event” means with respect to a series of Notes such time as such series of Notes shall have an Investment Grade Rating (pursuant to ratings from each of S&P and Moody’s (or any substituted

Rating Agency)) and the Company shall have delivered to the Trustee an Officers’ Certificate certifying that the foregoing condition has been satisfied.
     “Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.
     “Foreign Subsidiary” means a Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Restricted Subsidiary of such Foreign Subsidiary.
     “Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principle in effect on the Issue Date shall apply), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include:
     (1) endorsements for collection or deposit in the ordinary course of business; or
     (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (2) of the definition of “Permitted Investment.”
The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means any Person Guaranteeing any obligation.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Hedging Obligation.
     “Holder” or “noteholder” means the Person in whose name a Note is registered on the Note register.
     “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.
     Solely for purposes of determining compliance with Section 4.09 hereof:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;
     (3) changes in the conversion value of Permitted Convertible Indebtedness attributable to movement in the mark-to-market valuation thereof; and
     (4) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.
     “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
     (6) to the extent not otherwise included in this definition, Hedging Obligations of such Person;
     (7) all Attributable Receivables Indebtedness;
     (8) all obligations of the type referred to in clauses (1) through (7) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and
     (9) all obligations of the type referred to in clauses (1) through (8) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.
     Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.
     “Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Subsidiary Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.
     “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
     “Initial 2017 Notes” means the $550,000,000 aggregate principal amount of the 7.625% Senior Notes due 2017 of the Company issued pursuant to this Indenture.
     “Initial 2020 Notes” means the $700,000,000 aggregate principal amount of the 7.875% Senior Notes due 2020 of the Company issued pursuant to this Indenture.

     “Initial Notes” means collectively, the Initial 2017 Notes and the Initial 2020 Notes.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and is not also a QIB.
     “Interest Payment Date” means January 15 or July 15 of each year, as applicable.
     “Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
     “Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, (iv) any Designation of a Subsidiary as an Unrestricted Subsidiary or (v) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07 hereof.
     “Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).
     “Issue Date” means the date on which the Initial Notes are initially issued.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
     “Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:
     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
     “Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 4.07 hereof, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting, taxes and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Subsidiary Guarantor.
     “Non-Recourse Product Financing Indebtedness” means any Indebtedness incurred by the Company or any Restricted Subsidiary solely for the purpose of financing (whether directly or through a partially-owned joint venture) the production, acquisition or development of Products produced, acquired or developed after the Issue Date (including any Indebtedness assumed in connection with the production, acquisition or development of any such Product or secured by a Lien on any such Product prior to the production, acquisition or development thereof) where the recourse of the creditor in respect of that Indebtedness is limited to Product revenues generated by such Product or any rights pertaining thereto and where the Indebtedness is unsecured, except for Liens over such Product or revenues and such rights, and any extension, renewal, replacement or refinancing of such Indebtedness. “Non-Recourse Product

Financing Indebtedness” excludes, for the avoidance of doubt, any Indebtedness raised or secured against Products where the proceeds are used for any other purposes.
     “Notation of Guarantee” means a notation of guarantee substantially in the form attached as Exhibit G hereto.
     “Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.
     “Notes” means, collectively, the 2017 Notes and the 2020 Notes.
     “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
     “Officer” means the chief executive officer, the president, the chief financial officer or any vice president, the treasurer or the secretary of the specified Person.
     “Officers’ Certificate” means a certificate signed by the chairman of the board, the chief executive officer, the president or a vice president, and by the treasurer, an assistant treasurer, the controller, an assistant controller, the secretary or an assistant secretary of the Company, and delivered to the Trustee.
     “Offering Circular” means the offering circular of the Company, dated May 12, 2010, related to the offering of the Notes and related Subsidiary Guarantees.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with an Incurrence of Permitted Convertible Indebtedness, (b) the existing call options or capped call options (or substantively equivalent derivative transactions) purchased by the Company in connection with the issuance of the Cash Convertible Notes and the Senior Convertible Notes and (c) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the Incurrence of the related Permitted Convertible Indebtedness.
     “Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

     “Permitted Convertible Indebtedness” means (a) Indebtedness of the Company (which may be Guaranteed by the Subsidiary Guarantors) permitted to be Incurred pursuant to Section 4.09 hereof that is (1) convertible into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock) and (b) the Cash Convertible Notes and the Senior Convertible Notes.
     “Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
     “Permitted Investment” means
     (1) Investments in the Company or any Restricted Subsidiary;
     (2) Investments in any Person which, (a) is, or as a result of such Investment becomes, a Restricted Subsidiary or (b) as a result of such Investment is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;
     (3) Investments in any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.09 hereof;
     (4) Investments in the Notes;
     (5) Investments in cash and Temporary Cash Investments;
     (6) Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date;
     (7) loans and advances, and Guarantees of such loans and advances, to officers, directors consultants, employees, customers and suppliers in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $10.0 million;
     (8) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
     (9) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;
     (10) any Investments in the Captive Insurance Subsidiary (for so long as it is maintained as a captive insurance subsidiary) in the ordinary course of business to the extent required to maintain its status as a well capitalized company under applicable regulations;
     (11) Investments in a Receivables Entity, or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any

Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest;
     (12) Investments in (a) any joint ventures in an amount outstanding at any one time not to exceed the greater of $350.0 million or 3.5% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value) and (b) any Permitted Joint Venture; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;
     (13) any Investments made solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company;
     (14) Investments in any Person to the extent such Investment represents the noncash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.10 hereof or (B) a disposition of assets not constituting an Asset Disposition;
     (15) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (16) Investments among the Company and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of the Company and its Subsidiaries;
     (17) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (18) advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;
     (19) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
     (20) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;
     (21) lease, utility and other similar deposits in the ordinary course of business;
     (22) Investments consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons;

     (23) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
     (24) guarantees (including Guarantees) of Indebtedness permitted under Section 4.09 hereof and performance guarantees consistent with past practice;
     (25) Investments in the ordinary course of business consisting of endorsements for collection or deposit;
     (26) Permitted Bond Hedge Transactions which constitute Investments;
     (27) Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (27) that are at that time outstanding, not to exceed the greater of $500.0 million or 5.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and
     (28) Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (28) that are at that time outstanding, not to exceed the greater of $250.0 million or 2.5% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).
     In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.
     “Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries is a joint venturer; provided, however, that, immediately after giving effect to any Investment in such Permitted Joint Venture pursuant to clause (12)(b) of the definition of “Permitted Investments:” (a) the joint venture is engaged solely in a Permitted Business, (b) the Company or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise, (c) the Company and any Subsidiary or Affiliate of the Company hold or own, collectively, not more than 66 2/3 percent of the outstanding Capital Stock of such Permitted Joint Venture, and (d) the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof.
     “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
     (3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
     (4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) (i) Liens on assets of Foreign Subsidiaries or Non-Guarantor Subsidiaries securing Indebtedness of such Foreign Subsidiary or Non-Guarantor Subsidiary permitted to be Incurred pursuant to Section 4.09 hereof, (ii) Liens to secure Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(1) hereof and other obligations that are secured by the liens granted under the Credit Agreement or any security agreement related thereto, (iii) Liens securing Indebtedness permitted to be Incurred pursuant to Sections 4.09(b)(11), 4.09(b)(14) (provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to Section 4.09(b)(14) hereof) and 4.09(b)(26) hereof, and (iv) Liens to secure any Indebtedness permitted to be Incurred pursuant to Section 4.09 hereof; provided that, in the case of this clause (iv), at the time of its Incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 4.25 to 1.0;
     (7) Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (6)(ii));
     (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;
     (11) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;
     (12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;
     (13) (a) Liens in favor of the Company or the Subsidiary Guarantors, (b) Liens on the property of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor in favor of any other Restricted Subsidiary of the Company and (c) Liens on the property of any Subsidiary of the Company that is not a Restricted Subsidiary of the Company in favor of the Company or any of its Restricted Subsidiaries;
     (14) leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company and the Restricted Subsidiaries and which do not secure any Indebtedness;
     (15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;
     (16) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);
     (17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
     (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (20) Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

     (21) liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;
     (22) Liens on the Capital Stock of Unrestricted Subsidiaries;
     (23) grants of software and other technology licenses in the ordinary course of business;
     (24) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s supplier at which such equipment is located;
     (25) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (26) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;
     (27) liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;
     (28) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
     (29) Liens (i) solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder or (ii) consisting of an agreement to dispose of any property permitted to be sold pursuant to Section 4.10 hereof;
     (30) Liens on securities that are the subject of repurchase agreements permitted hereunder;
     (31) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
     (32) Liens arising solely from precautionary UCC financing statements or similar filings;
     (33) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary;
     (34) Liens on cash and cash equivalents securing Indebtedness permitted pursuant to Section 4.09(b)(17) hereof;

     (35) Liens to secure Non-Recourse Product Financing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(24) hereof, which Liens may not secure Indebtedness other than Non-Recourse Product Financing Indebtedness and which Liens may not attach to assets other than the items of Product produced, acquired or developed with the proceeds of such Indebtedness;
     (36) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6)(iv), (7), (8), (9), (10), (12) or (14); provided, however, that:
     (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clause (6)(iv), (7), (8), (9), (10), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and
     (37) other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens Incurred pursuant to this clause (37) and outstanding on the date such other Lien is Incurred, does not exceed the greater of $100.0 million or 1.0% of Total Assets.
     For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.
     “Permitted Warrant Transaction” means (a) any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased by the Company substantially concurrently with a Permitted Bond Hedge Transaction and (b) the existing call options, warrants or rights to purchase (or substantively equivalent derivative transactions) sold by the Company substantially concurrently with the issuance of the Cash Convertible Notes and the Senior Convertible Notes.
     “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Physical Notes” means certificated 2017 Notes or 2020 Notes (other than Global Notes) in registered form in substantially the form set forth in Exhibit A-1 and Exhibit A-2, as the case may be.

     “Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02 hereof.
     “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
     “Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.
     “Product” means any product developed, acquired, produced, marketed or promoted by the Company or any of its Subsidiaries in connection with the conduct of a Permitted Business.
     “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
     “Pro Forma Cost Savings” has the meaning assigned to such term in the definition of Consolidated Adjusted EBITDA.
     “Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Restricted Subsidiary.
     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
     “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than (a) Disqualified Stock, (b) Designated Preferred Stock and (c) options, warrants, rights or obligations to purchase Capital Stock sold as units with Indebtedness constituting Permitted Convertible Indebtedness or issued in a Permitted Warrant Transaction and any Capital Stock issued in settlement of any Permitted Warrant Transaction.
     “Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.
     “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:
     (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or
     (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).
     The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness permitted pursuant to Section 4.09(b)(1) hereof shall not be deemed a Qualified Receivables Transaction.
     “Rating Agencies” means:
     (1) S&P;
     (2) Moody’s; or
     (3) if S&P or Moody’s or both shall not make a rating of a series of Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.
     “Rating Category” means:
     (1) with respect to S&P, any of the following categories (any of which may include a “+” or a “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);
     (2) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or a “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
     (3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.
     In determining whether the rating of a series of Notes has decreased by one or more gradation, gradations within Rating Categories (“+” and “-” for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
     “Ratings Decline” shall be deemed to occur with respect to a series of Notes if, at the time of or in connection with the occurrence of an event specified in clauses (1) through (3) of the definition of Change of Control, the rating of such series of Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), and such decrease is directly attributable, in whole or in part, to such event.
     “Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
     (A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
     (B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or
     (C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
     (2) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and
     (3) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
     “Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.
     “Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (i) the Stated Maturity of the Indebtedness being Refinanced or (ii) the Stated Maturity of either series of Notes;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

     (3) such Refinancing Indebtedness has an aggregate principal amount (or, if Incurred with original issue discount, an aggregate accreted value at the time of issuance) that is equal to or less than the aggregate principal amount (or, if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any accrued interest thereon, any premium (including any prepayment or redemption premium) and any defeasance costs, but, for the avoidance of doubt, excluding any increases above the stated principal amount thereof in the amount of any Permitted Convertible Indebtedness attributable to movement in the mark-to-market valuation thereof) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinated in right of payment to a series of Notes or Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to such series of Notes or Subsidiary Guarantees, as applicable, at least to the same extent as the Indebtedness being Refinanced;
     provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
     “Regulation D” means Regulation D promulgated under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division — Corporate Finance Unit (or any successor unit) of the trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) hereof and the second sentence of Section 7.05 hereof shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
     “Restricted Property” means (a) any manufacturing facility (or portion thereof) owned or leased by the Company or any Restricted Subsidiary of the Company and located within the continental United States that, in the good faith opinion of the Company’s Board of Directors, is of material importance to the Company’s business taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value of property, plant and equipment (before deducting accumulated depreciation) is less than 2% of the Company’s Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available; or (b) any Capital Stock of any Subsidiary of the Company owning a manufacturing facility (or a portion thereof) covered by clause (a). As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process administration, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.”

     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Revocation” has the meaning set forth in Section 4.16 hereof.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Sale Leaseback Transaction” means the leasing by the Company or any Restricted Subsidiary of any asset, whether owned at the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to any party with the intention of taking back a lease of such property.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
     “Senior Convertible Notes” means the Company’s 1.25% Senior Convertible Notes due 2012 outstanding on the Issue Date.
     “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and
     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;
unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
     (A) any obligation of such Person to the Company or any Subsidiary;
     (B) any liability for Federal, state, local or other taxes owed or owing by such Person;
     (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

     (D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.
     “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.
     “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Indenture Obligations.
     “Subsidiary Guarantor” means each Restricted Subsidiary of the Company that guarantees the Company’s Indenture Obligations.
     “Supplemental Indenture” means a supplemental indenture substantially in the form attached as Exhibit H hereto.
     “Temporary Cash Investments” means any of the following:
     (1) United States dollars,
     (2) pounds sterling, euro, any national currency of any participating member state in the European Union and Canadian dollars, and such local currencies as are held from time to time in the ordinary course of business,
     (3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any member state in the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
     (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,
     (5) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,
     (6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,
     (7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,
     (8) instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Company or any Restricted Subsidiary organized or operating in such jurisdiction, and
     (9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above.
     Notwithstanding the foregoing, Temporary Cash Investments shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
     “Total Assets” means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.
     “Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to (x) in the case of any 2017 Note, July 15, 2014 and (y) in the case of any 2020 Note, July 15, 2015; provided, however, that if the period from such Make-Whole Redemption Date to (x) in the case of any 2017 Note, July 15, 2014 and (y) in the case of any 2020 Note, July 15, 2015, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to (x) in the case of any 2017 Note, July 15, 2014 and (y) in the case of any 2020 Note, July 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Triggering Indebtedness” means (i) the Credit Agreement, (ii) the Cash Convertible Notes, (iii) the Senior Convertible Notes or (iv) any other Indebtedness of the Company or any Restricted Subsidiary represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $50.0 million; provided that, in the case of clauses (i) through (iv) above, in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of the Company or any Restricted Subsidiary that is not a Foreign Subsidiary.
     “Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Subsidiary” means (1) the Captive Insurance Subsidiary, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.16 hereof and (3) any Subsidiary of an Unrestricted Subsidiary.
     “U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     “Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company of which the Company owns all of the capital stock, other than directors’ qualifying shares, of such Restricted Subsidiary.
Section 1.02 Other Definitions.

Defined
in
Term	Section

“2017 IAI Global Note”	2.16
“2020 IAI Global Note”	2.16
“2017 IAI Note”	2.02
“2020 IAI Note”	2.02
“2017 Regulation S Global Note”	2.16

Defined
in
Term	Section

“2020 Regulation S Global Note”	2.16
“2017 Regulation S Notes”	2.02
“2020 Regulation S Notes”	2.02
“2017 Restricted Global Note”	2.16
“2020 Restricted Global Note”	2.16
“2017 Rule 144A Global Note”	2.16
“2020 Rule 144A Global Note”	2.16
“2017 Rule 144A Notes”	2.02
“2020 Rule 144A Notes”	2.02
“Additional Notes”	2.01
“Additional 2017 Notes”	2.01
“Additional 2020 Notes”	2.01
“Affiliate Transaction”	4.11
“Agent Members”	2.16
“Change of Control Offer”	4.13
“Change of Control Purchase Price”	4.13
“Change of Control Purchase Date”.	4.13
“Covenant Defeasance”	9.01
“CUSIP”	2.14
“Designation”	4.16
“Event of Default”	6.01
“Global Notes”	2.16
“Legal Defeasance”	9.01
“Paying Agent”	2.04
“Registrar”	2.04
“Regulation S Global Note”	2.16
“Regulation S Notes”	2.02
“Restricted Global Note”	2.16
“Restricted Payments”	4.07
“Rule 144A Notes”	2.02
Section 1.03 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;
     (2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;

     (6) words used herein implying any gender shall apply to both genders;
     (7) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
     (8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;
     (9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and
     (10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires.
ARTICLE 2
THE NOTES
Section 2.01 Amount of Notes.
     The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of (i) $550,000,000 of the 2017 Notes and (ii) $700,000,000 of the 2020 Notes upon a written order of the Company (other than as provided in Section 2.08 hereof). The Trustee shall authenticate additional 2017 Notes (“Additional 2017 Notes”) and additional 2020 Notes (“Additional 2020 Notes” and, together with the Additional 2017 Notes, the “Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture), as Initial Notes, for original issue upon a written order of the Company in the form of a Company Order in aggregate principal amount as specified in such order (other than as provided in Section 2.08 hereof). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
     Notwithstanding anything else in this Indenture to the contrary, at the Company’s option, Additional Notes may be issued with the same CUSIP number as the Initial Notes and without the Private Placement Legend, provided that the Company has furnished an Opinion of Counsel to the Trustee confirming such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission.
Section 2.02 Form and Dating.
     The 2017 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1, which is incorporated in and forms a part of this Indenture. The 2020 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-2, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, the 2017 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“2017 Rule 144A Notes”), the 2020 Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“2020 Rule 144A Notes” and, together with the 2017 Rule 144A Notes, the “Rule 144A Notes”), the 2017 Notes offered and sold in reliance on Regulation D (“2017 IAI Notes”) and the 2020 Notes offered and sold in reliance on Regulation D (“2020 IAI Notes” and, together with the 2017 IAI Notes, the “IAI Notes”) shall bear the

Private Placement Legend and include the form of assignment set forth in Exhibit B and the 2017 Notes offered and sold in offshore transactions in reliance on Regulation S (“2017 Regulation S Notes”) and the 2020 Notes offered and sold in offshore transactions in reliance on Regulation S (“2020 Regulation S Notes” and, together with the 2017 Regulation S Notes, the “Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.
     The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control and be binding.
     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
Section 2.03 Execution and Authentication.
     The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile.
     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 hereof, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Section 2.04 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.
     The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the

Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06 hereof.
     The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture, and the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes, and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.
Section 2.05 Paying Agent To Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2) hereof, upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Section 2.06 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.
Section 2.07 Transfer and Exchange.
     Subject to Sections 2.16 and 2.17 hereof, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute, and the Trustee shall authenticate, new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 hereof (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.
     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.
Section 2.08 Replacement Notes.
     If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.
Section 2.09 Outstanding Notes.
     The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02 hereof, on or after the date on which the conditions set forth in Section 9.01 or 9.02 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.
     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.
     If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
Section 2.10 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the

Notes and that the pledgee is not the Company any other obligor on the Notes or any of their respective Affiliates.
Section 2.11 Temporary Notes.
     Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
Section 2.12 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).
Section 2.13 Defaulted Interest.
     If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
Section 2.14 CUSIP Number.
     The Company in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP, ISIN or other similar number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP, ISIN or other similar number.

     Section 2.15 Deposit of Moneys.
     Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on a Global Note shall be payable to the Depositary of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
     Section 2.16 Book Entry Provisions for Global Notes.
     (a) The 2017 Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2017 Rule 144A Global Note”) and the 2017 IAI Notes shall be represented by one or more Notes in registered form without interest coupons (collectively, the “2017 IAI Global Note” and, together with the 2017 Rule 144A Global Note, the “2017 Restricted Global Note”). The 2020 Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2020 Rule 144A Global Note”) and the 2020 IAI Notes shall be represented by one or more Notes in registered form without interest coupons (collectively, the “2020 IAI Global Note” and, together with the 2020 Rule 144A Global Note, the “2020 Restricted Global Note”; and the 2020 Restricted Global Note together with the 2017 Restricted Global Note, the “Restricted Global Note”). The 2017 Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2017 Regulation S Global Note”). The 2020 Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “2020 Regulation S Global Note” and, together with the 2017 Regulation S Global Note, the “Regulation S Global Note”). The Restricted Global Note and the Regulation S Global Note and any other global notes representing the Notes (collectively, the “Global Notes”) shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to The Bank of New York Mellon as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.
     Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
     None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any

Paying Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.
     (b) Transfers and exchanges pursuant to this Section 2.16 and Section 2.17 hereof may only be made between Notes of the same series. Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17 hereof. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or (y) has ceased to be registered as a clearing agency under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depositary within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to effect the issuance of Physical Notes or (iii) upon the request of the Depositary at any time that there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).
     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.
     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
     (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17(b) hereof, or clause (c) or (d) of this Section 2.16 shall, except as otherwise provided by Sections 2.17(a) and Section 2.17(c) hereof bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.
     (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 2.17 Special Transfer Provisions
     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):
     (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (2) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
     (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:
     (1) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the later of (i) the first anniversary of the Issue Date or (ii) such later date, if any, as may be required by the exemption from registration provided by Rule 144 under the Securities Act for non-Affiliates of an issuer (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior the later of (i) the first anniversary of the Issue Date or (ii) such later date, if any, as may be required by the exemption from registration provided by Rule 144 under the Securities Act for non-Affiliates of an issuer), as evidenced by an Officers’ Certificate from the Company to such effect or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and
     (2) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by clause (b)(1) of this Section 2.17 and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and
     (3) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes, which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect or (iii) the requested transfer is after the later of (i) the first anniversary of the Issue Date or (ii) such later date, if any, as may be required by the exemption from registration provided by Rule 144 under the Securities Act for non-Affiliates of an issuer (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date) and the Registrar has received an Officers’ Certificate from the Company to such effect.
     (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
     Section 2.18 Computation of Interest
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE 3
REDEMPTION AND PREPAYMENT
     Section 3.01 Election To Redeem; Notices to Trustee
     If the Company elects to redeem 2017 Notes or 2020 Notes, as the case may be, pursuant to this Article 3, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date and the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers’ Certificate stating that such redemption will comply with the conditions contained this Article 3. Notice given to the Trustee pursuant to this Section 3.01 may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

     Section 3.02 Selection by Trustee of Notes To Be Redeemed.
     If the Company redeems less than all of the Notes of any series at any time, the Trustee will select Notes of such series by lot on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.
     The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.
     The Company will redeem Notes of $2,000 or less in whole and not in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     Section 3.03 Notice of Redemption.
     The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Company may provide in the notice that payment of the Redemption Price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another Person. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.
     The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;
     (8) the aggregate principal amount of Notes that are being redeemed;
     (9) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.
     Section 3.04 Effect of Notice of Redemption.
     Once the notice of redemption described in Section 3.03 hereof is mailed, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and (b) that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03 hereof, shall be conclusively presumed to have been given whether or not the Holder receives such notice.
     Section 3.05 Deposit of Redemption Price.
     On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.
     On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.04(a) hereof, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
     Section 3.06 Notes Redeemed in Part.
     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the Redemption Price on such date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

     Section 3.07 Optional Redemption.
     (a) Except as set forth below, the 2017 Notes may not be redeemed prior to July 15, 2014. At any time or from time to time on or after July 15, 2014, the Company, at its option, may redeem the 2017 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued but unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the 2017 Notes have not been redeemed prior to such date):

Year	Percentage
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%
     (b) Except as set forth below, the 2020 Notes may not be redeemed prior to July 15, 2015. At any time or from time to time on or after July 15, 2015, the Company, at its option, may redeem the 2020 Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued but unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the 2020 Notes have not been redeemed prior to such date):

Year	Percentage
2015	103.938%
2016	102.625%
2017	101.313%

2018 and thereafter	100.000%
     (c) At any time or from time to time prior to July 15, 2013, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes of each series issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to (x) in the case of the 2017 Notes, 107.625% of the principal amount of the 2017 Notes to be redeemed and (y) in the case of the 2020 Notes, 107.875% of the principal amount of the 2020 Notes to be redeemed, plus, in each case, accrued but unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders of record of Notes of the series being redeemed on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date); provided that:
     (1) at least 65% of the aggregate principal amount of Notes of the applicable series issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.
     (d) At any time or from time to time prior to (x) in the case of the 2017 Notes, July 15, 2014, and (y) in the case of the 2020 Notes, July 15, 2015, the Company may also redeem all or any portion of the Notes of such series upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of thereof, plus the Applicable Premium as of, and accrued but unpaid interest thereon, if any, to, the Date of Redemption (a “Make-Whole Redemption Date”) (subject to the rights of Holders of record on relevant Record Dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date).
     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
     Section 3.08 Mandatory Redemption.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
     Section 4.01 Payment of Principal, Premium and Interest.
     The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
     Section 4.02 Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03 Reports to Holders.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings;

provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to Holders any such information, documents or reports that are not so filed.
     (b) Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and report as required hereunder, the Company will be deemed to have cured such Default for purposes of Section 6.01(4) hereof upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% of the principal amount of the Notes.
     (c) For so long as any Restricted Notes are outstanding the Company agrees that, in order to render such Restricted Notes eligible for resale pursuant to Rule 144A under the Securities Act, it will make available, upon request, to any Holder of Restricted Notes or prospective purchasers of Restricted Notes the information specified in Rule 144A(d)(4), unless the Company furnishes such information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
     Section 4.04 Corporate Existence.
     Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.
     Section 4.05 Money for Notes Payments To Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that the Paying Agent will:
          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and
          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 4.06 Payment of Taxes and Other Claims.
     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies, which in the case of either clause (1) or (2) of this Section 4.06, if unpaid, might by law become a lien upon a Property; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 4.07 Limitation on Restricted Payments.
     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
     (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) the Company’s Capital Stock or any Capital Stock of any Restricted Subsidiary (other than (a) Capital Stock of any Wholly Owned

Subsidiary of the Company or (b) purchases, redemptions, defeasances or other acquisitions made by a Restricted Subsidiary of its Capital Stock on a pro rata basis from all holders of its Capital Stock) or options, warrants or other rights (whether cash settled, net-share settled or physically settled) to acquire such Capital Stock;
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at, or within 365 days of, the Stated Maturity thereof; or
     (iv) make any Investment in any Person (other than any Permitted Investments);
(any of the foregoing actions described in clauses (1) through (4) above being referred to as “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:
     (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;
     (2) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, the Company’s Consolidated Fixed Charge Coverage Ratio is equal to or greater than 2.0 to 1.0; and
     (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made on or after January 1, 2010 (including Restricted Payments permitted by clauses (b)(1), (7), (8), (9) and (13) of this Section 4.07, but excluding all other Restricted Payments permitted by clause (b) of this Section 4.07) does not exceed the sum, without duplication, of:
     (A) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the January 1, 2010 and ending on the last day of the Company’s last fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);
     (B) the aggregate Net Cash Proceeds received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company (other than from any of its Subsidiaries) or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock as set forth in clause (b)(2) of this Section 4.07;
     (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the

Company or any Restricted Subsidiary until and only to the extent such borrowing is repaid);
     (D) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate Net Cash Proceeds received by the Company from their original issuance (other than from any of its Subsidiaries) (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and only to the extent such borrowing is repaid);
     (E) 100% of the aggregate amount received in cash and the Fair Market Value of property (other than cash) and marketable securities received by the Company after the Issue Date by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries, (ii) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (iii) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Company for such period; and
     (F) upon a redesignation of an Unrestricted Subsidiary designated as such after the Issue Date as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary immediately following such redesignation, and (ii) the aggregate amount of the Company’s Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (3) and were not previously repaid or otherwise reduced.
     (b) Notwithstanding the foregoing, and in the case of clauses (9), (10), (11), (12), (13), (14) and (18) of this Section 4.07(b), so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions:
     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted or not precluded by the provisions of this Indenture (the declaration after the Issue Date of such payment will be deemed a Restricted Payment under paragraph (a) above as of the date of declaration but the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) above);
     (2) the making of a Restricted Payment in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company; provided that the Net Cash

Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (a)(3)(B) of this Section 4.07;
     (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the Net Cash Proceeds from a substantially concurrent incurrence of Refinancing Indebtedness in respect thereof;
     (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;
     (5) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company, including the Convertible Preferred Stock;
     (6) the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;
     (7) the repurchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Restricted Subsidiary pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount of up to $20.0 million per calendar year (with any unused amount in any calendar year being carried forward and available in the next succeeding year only);
     (8) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness (other than any Permitted Convertible Indebtedness Call Transaction) of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee pursuant to provisions similar to those described in Sections 4.10 and 4.13 hereof; provided that prior to consummating, or concurrently with, any such repurchase, the Company has made the Change of Control Offer or the offer described in Section 4.10 hereof and has repurchased all Notes validly tendered for payment in connection with such offers;
     (9) the declaration or payment of cash dividends on the Company’s common stock in an amount not to exceed $0.06 per share in any fiscal quarter (as adjusted so that the aggregate amount payable pursuant to this clause (9) is not increased or decreased solely as a result of any stock-split, stock dividend or similar reclassification) plus the payment of pro rata dividends on shares subject to issuance pursuant to outstanding options;
     (10) (A) the declaration and payment of dividends on the Convertible Preferred Stock, and other cash payments at any time to reduce any accretion in the liquidation preference resulting from previously unpaid dividends on the Convertible Preferred Stock, in each case in accordance with the terms thereof in effect on the Issue Date, and, in the event of an early conversion of the Convertible Preferred Stock, the payment of amounts to holders of the Convertible Preferred Stock in lieu of, and in an amount not to exceed, the amount of dividends that would otherwise have accrued to the holders of such Convertible Preferred Stock in accordance with the terms thereof in effect on the Issue Date and (B) the declaration and payments of dividends on Disqualified Stock permitted to be issued under Section 4.09 hereof;

     (11) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.09(b)(2) hereof;
     (12) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Investments in Capital Stock of or Indebtedness in Permitted Joint Ventures pursuant to clause (12)(b) of the definition of “Permitted Investments”);
     (13) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries issued after the Issue Date; provided that, immediately after giving pro forma effect to the issuance of such Designated Preferred Stock (assuming the payment of dividends thereon even if permitted to accrue under the terms thereof), the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof;
     (14) the repurchase, redemption, defeasance or other retirement for value of the Cash Convertible Notes;
     (15) the repurchase, redemption, defeasance or other retirement for value of any Permitted Convertible Indebtedness of the Company (other than Cash Convertible Notes) valued by reference to the Company’s Capital Stock (A) in an amount equal to the stated principal amount thereof and (B) with respect to the excess over the stated principal amount thereof, by (i) delivery of shares of the Company’s common stock (including upon net share settlement thereof) or (ii) cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, less any cash payments made to settle any related Permitted Warrant Transaction pursuant to clause (17)(C) of this Section 4.07(b);
     (16) payments made in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction;
     (17) payments made to exercise, settle or terminate any Permitted Warrant Transaction (A) by delivery of the Company’s common stock, (B) by set-off against the related Permitted Bond Hedge Transaction, or (C) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, less any cash payments made with respect to any related Permitted Convertible Indebtedness pursuant to clause (15)(B)(ii) of this Section 4.07(b) and, in the case of any Permitted Warrant Transaction related to the Cash Convertible Notes, any cash payments made pursuant to clause (14) of this Section 4.07(b) to the extent that the aggregate amount of such payments exceeds the stated principal amount of the Cash Convertible Notes; and
     (18) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $350.0 million at the time of such Restricted Payment.
     Section 4.08 Limitation on Restrictions on Distributions from Restricted Subsidiaries.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital

Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary, except:
          (1) with respect to clauses (a), (b) and (c),
     (A) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on the Issue Date;
     (B) any encumbrance or restriction pursuant to this Indenture, the Notes and the Subsidiary Guarantees;
     (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
     (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
     (E) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (F) any encumbrance or restriction existing under or by reason of customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
     (G) any limitation or prohibition on the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;
     (H) any encumbrance or restriction existing under or by reason of Liens permitted to be Incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (I) any encumbrance or restriction existing under or by reason of other Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof; provided that, except with respect to any such Incurrence of Indebtedness under the Credit Agreement, in the judgment of the Company, such incurrence will not materially impair the Company’s ability to make payments under the Notes when due (as determined in good faith by senior management or the Board of Directors of the Company);
     (J) any encumbrance or restriction existing under or by reason of customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements,

including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;
     (K) prohibitions, restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
     (L) any encumbrance or restriction existing under or by reason of contractual requirements of a Restricted Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Restricted Subsidiary; and
     (M) any encumbrance or restriction pursuant to any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (A) through (L) above; provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is no more restrictive, as reasonably determined by the Company, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
          (2) with respect to clause (c) only,
     (A) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and
     (B) any encumbrance or restriction contained in Capital Lease Obligations, any agreement governing Purchase Money Indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, Purchase Money Indebtedness, security agreements or mortgages.
     Section 4.09 Limitation on Indebtedness.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.
     (b) Notwithstanding the provisions of clause (a) of this Section 4.09, the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:
     (1) Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $4.0 billion;
     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any subsequent transfer of such Indebtedness (other than to the Company or a

Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (2);
     (3) the Notes (including any Subsidiary Guarantee but excluding any Additional Notes);
     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.09(b));
     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto on a pro forma basis, either (A) the Company would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to clause (c) of this Section 4.09 or (B) the Consolidated Fixed Charge Coverage Ratio of the Company (i) would be at least 1.75 to 1.0 and (ii) would be greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition;
     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (a) of this Section 4.09 or pursuant to clauses (3), (4), (5), (23) or this clause (6) of this Section 4.09(b);
     (7) Hedging Obligations directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture or entered into in the ordinary course of business and not for speculative purposes;
     (8) obligations in respect of performance, bid, stay, customs, appeal, replevin and surety bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
     (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (A) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the Company of its incurrence and (B) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its Incurrence;
     (10) Indebtedness consisting of any Guarantee by (A) the Company or a Subsidiary Guarantor of Indebtedness or other Obligations of the Company or any of the Restricted Subsidiaries, (B) a Foreign Subsidiary of Indebtedness or other Obligations of another Foreign Subsidiary or (C) a Non-Guarantor Subsidiary of Indebtedness or other Obligations of another Non-Guarantor Subsidiary, in each case so long as the Incurrence of such guaranteed Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

     (11) (A) Capital Lease Obligations and (B) Attributable Debt, and Refinancing Indebtedness in respect thereof, in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (11), does not exceed the greater of $100.0 million or 1.0% of Total Assets;
     (12) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;
     (13) Indebtedness of Foreign Subsidiaries and Non-Guarantor Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (13), does not exceed the greater of $500.0 million or 5.0% of Total Assets;
     (14) Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and Refinancing Indebtedness in respect thereof, in an aggregate principal amount on the date of Incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (14), does not exceed the greater of $350.0 million or 3.5% of Total Assets;
     (15) Indebtedness of the Company or any of the Restricted Subsidiaries consisting of (A) the financing of insurance premiums with the providers of such insurance or their affiliates or (B) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
     (16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;
     (17) Indebtedness in an aggregate amount not to exceed the foreign currency equivalent of $75.0 million in respect of letters of credit denominated in currencies other than U.S. dollars;
     (18) Foreign Jurisdiction Deposits;
     (19) Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (12)(a) of the definition of “Permitted Investments;”
     (20) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 6.01(6) hereof;
     (21) Indebtedness in the form of (A) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $10.0 million at any one time outstanding, and (B) reimbursements owed to officers, directors, consultants and employees;
     (22) Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of, Capital Stock of the Company to the extent permitted under Section 4.07(b)(7) hereof;

     (23) Indebtedness of the Company or a Subsidiary Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Company or such Subsidiary Guarantor of property used or useful in a Permitted Business (including a Product) (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, however, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio (A) would be at least 1.75 to 1.0 and (B) would be greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such Incurrence;
     (24) Non-Recourse Product Financing Indebtedness; provided, however, that the aggregate principal amount of any such Indebtedness, when taken together with all other Indebtedness Incurred pursuant to this clause (24) and then outstanding, does not exceed $100.0 million;
     (25) Indebtedness of the Company consisting of obligations under any Permitted Convertible Indebtedness Call Transaction; and
     (26) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries then outstanding and Incurred pursuant to this clause (26) does not exceed the greater of $350.0 million or 3.5% of Total Assets.
     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guarantee to at least the same extent.
     (d) For purposes of determining compliance with this Section 4.09:
     (1) all Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred under clause (b)(1) of this Section 4.09;
     (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to any of clauses (b)(2) through (b)(26) of this Section 4.09 may later be reclassified as having been Incurred pursuant to clause (a) of this Section 4.09 or any of clauses (b)(2) through (b)(26) of this Section 4.09 to the extent that such reclassified Indebtedness could be Incurred pursuant to clause (a) of this Section 4.09 or one of clauses (b)(2) through (b)(26) of this Section 4.09, as the case may be, if it were Incurred at the time of such reclassification);
     (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and
     (4) with respect to Indebtedness permitted under clause (b)(4) this Section 4.09 in respect of Sale Leaseback Transactions that are not Capital Lease Obligations on the Issue Date,

any reclassification of such Sale Leaseback Transactions as Capital Lease Obligations shall not be deemed an Incurrence of Indebtedness for purposes of this Section 4.09.
     (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.
     (f) The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.
     (g) The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly incur any Indebtedness (including Permitted Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or the applicable Subsidiary Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be; provided (1) that this sentence shall not apply to Indebtedness incurred under clause (b)(1) of this Section 4.09; (2) unsecured Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it is unsecured; and (3) Indebtedness shall not be treated as subordinated or junior in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.
     Section 4.10 Limitation on Sales of Assets and Subsidiary Stock.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;
     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and
     (3) an amount equal to l00% of the Net Available Cash from such Asset Disposition is applied,
     (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (i) Indebtedness or other Obligations (under a Credit Agreement or otherwise permitted under this Indenture) of the Company or a Subsidiary Guarantor that is secured by a Lien, (ii) Indebtedness (other than any Disqualified Stock) of a Non-Guarantor Subsidiary or (iii) Senior Indebtedness of the Company or any Subsidiary Guarantor; provided that, in the case of this clause (iii), the

Company shall (y) apply a pro rata portion (determined and as modified based on the provisions set forth in clause (d) of this Section 4.10) of such Net Available Cash to redeem or repurchase the Notes (a) as described in Section 3.07 hereof or (b) through open market purchases at a purchase price not less than 100% of the principal amount thereof, plus accrued but unpaid interest thereon, or (z) make an offer (in accordance with the procedures set forth in clauses (d) and (e) of this Section 4.10) to all Holders to purchase their Notes at a purchase price not less than 100% of the principal amount thereof, plus accrued but unpaid interest thereon (in each case other than Indebtedness or other Obligations owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
     (B) to the extent the Company elects (including with respect to the balance of such Net Available Cash after application (if any) in accordance with clause (3)(A) of this Section 4.10(a)), to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (i) used or useful in a Permitted Business or (ii) that replace the properties and assets that are the subject of such Asset Disposition within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and
     (C) to the extent of the balance of such Net Available Cash after application (if any) in accordance with clauses (3)(A) and (3)(B) of this Section 4.10(a), to make an offer to the Holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;
provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness made to satisfy clause (3)(A) or (3)(C) of this Section 4.10(a), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. In the case of clause (3)(B) of this Section 4.10(a), entering into and not abandoning or rejecting a binding commitment to make an Investment made to satisfy clause (3)(B) of this Section 4.10(a) shall be treated as a permitted application of Net Available Cash from the date of such commitment; provided that (x) such Investment is consummated within 545 days after the later of the receipt of such Net Available Cash or the date of such Asset Disposition and (y) if such Investment is not consummated within the period set forth in subclause (x) of this Section 4.10(a), the Net Available Cash not so applied will be deemed to available to purchase Notes (and other Senior Indebtedness of the Company) pursuant to clause (a)(3)(C) of this Section 4.10.
     (b) Notwithstanding clause (a) of this Section 4.10, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.10 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.10 exceeds the greater of $100.0 million or 1.0% of Total Assets at the time of receipt of such Net Available Cash. Pending application of Net Available Cash pursuant to this Section 4.10, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     (c) For the purposes of this Section 4.10, the following are deemed to be cash or cash equivalents:
     (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) (A) that are assumed by the transferee of such assets and for which the Company and all of the Restricted Subsidiaries have been unconditionally released or (B) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation;
     (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary within 180 days into cash, to the extent of cash received in that conversion;
     (3) all Temporary Cash Investments; and
     (4) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $100.0 million or 1.0% of Total Assets.
     (d) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause (a)(3)(C) of this Section 4.10, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with a significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this Section 4.10 if the Net Available Cash available therefor is less than the greater of $100.0 million or 1.0% of Total Assets at the time of receipt of such Net Available Cash (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Senior Indebtedness of the Company is less than the aggregate amount of unapplied Net Available Cash, the Company may use any remaining Net Available Cash for general corporate purposes of the Company and its Restricted Subsidiaries.
     (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

Section 4.11 Limitation on Affiliate Transactions.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company and complies with clause (1) of this Section 4.11(a).
     (b) The provisions of the clause (a) of this Section 4.11 will not prohibit:
     (1) Restricted Payments permitted to be made pursuant to Section 4.07 hereof and Permitted Investments;
     (2) any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of the Company, and payments pursuant thereto;
     (3) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $10.0 million in the aggregate outstanding at any one time;
     (4) the payment of reasonable fees or other reasonable compensation to, or the provision of customary benefits or indemnification arrangements to, directors and officers of the Company and its Restricted Subsidiaries;
     (5) transactions between or among the Company and/or its Restricted Subsidiaries;
     (6) any transaction with the Company, a Restricted Subsidiary or any Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary or Person;
     (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;
     (8) any agreement as in effect on the Issue Date and described in the Offering Circular (or described in a document incorporated by reference in the Offering Circular as of the

Issue Date) or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable in any material respect to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;
     (9) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Qualified Party stating that such transaction meets the requirements of clause (a)(1) of this Section 4.11;
     (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of the Company or the senior management thereof in good faith);
     (11) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to the Company or Subsidiary participating in such joint ventures than they are to other joint venture partners;
     (12) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the agreement in effect on the Issue Date (as determined by the Board of Directors of the Company or the senior management thereof in good faith);
     (13) the provision of services to directors or officers of the Company or any of its Restricted Subsidiaries of the nature provided by the Company or any of its Restricted Subsidiaries to customers in the ordinary course of business; and
     (14) transactions effected as a part of a Qualified Receivables Transaction.
Section 4.12 Limitation on Liens.
     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Section 4.13 Purchase of Notes Upon a Change of Control.
     (a) If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in this Indenture, except that the Company shall not be obligated to repurchase the Notes of any series pursuant to this Section 4.13 in the event that the Company has exercised the right to redeem all of the Notes of such series as described in Section 3.07 hereof. In the Change of Control Offer, the Company will offer to purchase all of the Notes of such series at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued but unpaid interest, if any, to (but not including) the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date).
     (b) Within 30 days after any Change of Control Repurchase Event or, at the Company’s option, prior to such Change of Control but after it is publicly announced, provided that a definitive agreement is in place for such Change of Control, the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each Holder of Notes, by first-class mail, postage prepaid, at its address appearing in the security register. The notice must state, among other things:
     (1) that a Change of Control Repurchase Event has occurred or may occur and the date of such event;
     (2) the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and
     (5) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.
     (c) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of its compliance with such securities laws or regulations. The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     (d) On the Change of Control Purchase Date, the Issuer will, to the extent permitted by law:
     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation of the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
Section 4.14 Restrictions on Sale Leaseback Transactions.
     Neither the Company nor any Restricted Subsidiary will enter into any Sale Leaseback Transaction with respect to any asset unless:
     (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale Leaseback Transaction pursuant to Section 4.09 hereof and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.12 hereof;
     (b) the gross proceeds received by the Company or any Restricted Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property; and
     (c) the Company applies the proceeds of such transaction in compliance with Section 4.10 hereof.
Section 4.15 Additional Guarantees.
     If any Subsidiary of the Company that is not a Subsidiary Guarantor (other than a Receivables Entity) becomes a guarantor or obligor in respect of any Triggering Indebtedness, within 10 business days of such event the Company shall cause such Subsidiary to enter into a Supplemental Indenture pursuant to which such Subsidiary shall agree to Subsidiary Guarantee the Company’s Obligations under the Notes, fully and unconditionally and on a senior basis.
     Notwithstanding the foregoing, a Subsidiary Guarantee of a Subsidiary Guarantor will be released:
     (a) upon a sale or disposition of such Subsidiary in a transaction that complies with this Indenture such that such Subsidiary ceases to be a Subsidiary;
     (b) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
     (c) if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described in Article 9 hereof or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

     (d) upon the release of the Subsidiary Guarantor’s guarantee under all applicable Triggering Indebtedness.
     Section 4.16 Limitations on Designation of Unrestricted Subsidiaries.
     (a) The Company may designate after the Issue Date any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:
     (1) no Default or Event of Default has occurred and is continuing after giving effect to such Designation;
     (2) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated;
     (3) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; and
     (4) either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such Designation would be permitted under Section 4.07 hereof;
     (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect such Revocation:
     (1) (A) the Company could Incur at least $1.00 of additional Indebtedness under Section 4.09(a) hereof or (B) the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;
     (2) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and
     (3) no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.
     Each Designation and Revocation must be evidenced by promptly delivering to the Trustee a board resolution of the Board of Directors of the Company giving effect to such Designation or Revocation, as the case may be, and an Officers’ Certificate certifying compliance with the preceding provisions. A Revocation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary.
     Section 4.17 Fall Away Event
     In the event of the occurrence of a Fall Away Event (and notwithstanding the failure of the Company subsequently to maintain an Investment Grade Rating):

     (a) Sections 4.07, 4.08 4.09, 410, 4.11, 4.14, 4.16 and 5.01(a)(3) hereof shall each no longer be in effect for the remaining term of the applicable Notes; and
     (b) Section 4.12 hereof shall be replaced in its entirety with the following covenant:
     “(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the ‘Initial Lien’) of any nature whatsoever on any Restricted Property securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
     (b) Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) of this Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
     Section 4.18 Compliance Certificate.
     (a) The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 4.19 Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5
SUCCESSORS
     Section 5.01 Consolidation, Merger and Sale of Assets.
     (a) The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all the assets of the Company and its Restricted Subsidiaries to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;
     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction for purposes of compliance with Sections 4.09 and 4.12 hereof, no Default shall have occurred and be continuing;
     (3) immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09(a) hereof or (B) the Consolidated Fixed Charge Coverage Ratio for the Successor Company would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, provided, however, that clause (3) of this Section 5.01(a) will not be applicable to (x) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (y) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
     (b) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     (c) The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     Each of the following events shall be an “Event of Default” (it being understood that any of the Events of Default listed in clauses (1) through (4) of this Section 6.01 that relates only to (a) the 2017 Notes shall not constitute an Event of Default with respect the 2020 Notes and (b) the 2020 Notes shall not constitute an Event of Default with respect to the 2017 Notes):
     (1) a failure to pay interest upon Notes, that continues for a period of 30 days after payment is due;
     (2) a failure to pay the principal or premium, if any, on the Notes, when due upon maturity, redemption, acceleration or otherwise;
     (3) a failure to comply with Section 5.01 hereof;
     (4) a failure to comply with any of the Company’s and the Subsidiary Guarantors’ other agreements contained in this Indenture and applicable to the Notes of such series (other than a failure that is subject to clause (1), (2) or (3) of this Section 6.01) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the Holders of at least 25% of the principal amount of the Notes of such series);
     (5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $75.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;
     (6) one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;
     (7) any Subsidiary Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Subsidiary Guarantee, and any such Default continues for 10 days;
     (8) the Company or any Significant Subsidiary:
     (A) commences a voluntary insolvency proceeding;

     (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (D) makes a general assignment for the benefit of its creditors; or
     (E) generally is not paying its debts as they become due.
or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8); and
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of their property;
     (C) orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary;
     (D) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary; or
     (E) grants any similar relief under any foreign laws;
and in each such case the order or decree remains unstayed and in effect for 60 days.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     Section 6.02 Acceleration of Maturity; Rescission.
     If an Event of Default with respect to the 2017 Notes or the 2020 Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) hereof with respect to the Company) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the 2017 Notes or the 2020 Notes, as the case may be, may declare to be immediately due and payable the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) hereof with respect to the Company shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the applicable person, the registered Holders of a majority in principal amount of the outstanding 2017 Notes or the 2020 Notes, as the case may be, then outstanding may cancel such acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Subject to Section 7.01 hereof, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to Section 7.06 hereof, the Holders of a majority in aggregate principal amount of the 2017 Notes or the 2020 Notes, as the case may be, then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the 2017 Notes or the 2020 Notes, as the case may be.
     Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes, as the case may be, or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.
     Section 6.04 Waiver of Past Defaults and Events of Default.
     Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding 2017 Notes or the 2020 Notes, as the case may be, may on behalf of the Holders of all the affected 2017 Notes or the 2020 Notes, as the case may be, waive any past Default with respect to the 2017 Notes or the 2020 Notes, as the case may be, and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the 2017 Notes or the 2020 Notes, as the case may be, will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
     Section 6.05 Control by Majority.
     The Holders of at least a majority in aggregate principal amount of the outstanding 2017 Notes or 2020 Notes, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.
     Section 6.06 Limitation on Suits.
     No Holder of 2017 Notes or 2020 Notes, as applicable, will have any right to institute any proceeding with respect to this Indenture, or for any remedy hereunder, unless:
     (1) the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes,
     (2) the Holders of at least 25% in aggregate principal amount of outstanding 2017 Notes or the 2020 Notes, as the case may be, have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and
     (3) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding 2017 Notes or the 2020 Notes, as the case may be, a direction that is inconsistent with such request.
     However, the Holder of any Note will have an absolute and unconditional right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the date or dates they are to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.
     Section 6.07 Rights of Holders To Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee.
     If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.
     Section 6.09 Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
     Section 6.10 Priorities.
     Any money or property collected by the Trustee pursuant to this Article 6, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:
     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06 hereof;
     SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and
     THIRD: to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.
     Section 6.12 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
TRUSTEE
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.
     (f) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
     (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
     Section 7.02 Rights of Trustee.
     Subject to Section 7.01 hereof:
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.
     (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
     (d) The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.
     (e) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
     (f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the

Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
     (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     (n) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.
     Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939, as amended, it must eliminate such conflict within 90 days or resign.
     Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09 hereof.

     Section 7.04 Trustee’s Disclaimer.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.
     Section 7.05 Notice of Defaults.
     Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Notes of a series notice of each Default or Event of Default with respect to the Notes of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Notes of such series when and as the same shall become payable, or to make any sinking fund payment as to Notes of the same series (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     Section 7.06 Compensation and Indemnity.
     (a) The Company shall pay to the Trustee and Agents from time to time such reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence.
     (b) The Company shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

     (c) Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence.
     (d) To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes.
     (e) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.
     (f) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or Section 6.01(9) hereof occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     (g) For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.
     Section 7.07 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
     (b) The Trustee may resign at any time by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:
     (1) the Trustee fails to comply with Section 7.09 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.
     (e) If the Trustee fails to comply with Section 7.09 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
     Section 7.08 Successor Trustee by Consolidation, Merger, etc.
     Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 7. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Notes, any of such Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.09 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.
ARTICLE 8
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 8.01 Without Consent of Holders.
     The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture without the consent of any Holder to:
     (1) cure any ambiguity, defect, mistake or inconsistency in this Indenture;

     (2) provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) comply with the requirements of Section 4.15 or 5.01 hereof;
     (4) evidence and provide for the acceptance of appointment by a successor Trustee;
     (5) make any change that would provide any additional rights or benefits to the Holders of either series of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (6) secure either series of Notes;
     (7) provide for the issuance of Additional 2017 Notes or Additional 2020 Notes in accordance with the limitations set forth in this Indenture;
     (8) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;
     (9) conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” contained in the Offering Circular; and
     (10) allow any Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the 2017 Notes or the 2020 Notes, as the case may be.
     Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture and upon receipt by the Trustee of the documents described in Section 8.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
     Section 8.02 With Consent of Holders.
     (a) The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture as it applies to a series of Notes with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series affected by the modification (including consents obtained in connection with a tender offer or exchange offer for Notes of such series), and any past default or compliance with any provisions of this Indenture relating to a series of Notes may also be waived (except a default in the payment of principal, premium or interest and a default under clause (b) of this Section 8.02) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series.
     (b) However, no such modification or amendment may, without the consent of each Holder of Notes of a series affected thereby:
     (1) change the due date of the principal of, or any installment of principal of or interest on, the Notes of such series;
     (2) reduce the principal amount of, or any premium or interest rate on, the Notes of such series;

     (3) change the place or currency of payment of principal of, or any premium or interest on, the Notes of such series;
     (4) (i) reduce the amount payable upon the redemption of any Note of such series or (ii) change the time at which any Note of such series may be redeemed, in each case as described under Section 3.07 hereof;
     (5) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee of such series or this Indenture otherwise than in accordance with the terms of this Indenture;
     (6) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes of such series, after the due date thereof; or
     (7) reduce the percentage in principal amount of the then outstanding Notes of such series, the consent of whose Holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.
     (c) The Holders of a majority of the principal amount of then outstanding Notes of a series may waive future compliance by the Company with certain restrictive covenants of this Indenture applicable to such series of Notes. The Holders of at least a majority in principal amount of then outstanding Notes of a series may waive any past default under this Indenture, except a failure by the Company to pay the principal of, or any premium or interest on, any Notes of such series or a provision that cannot be modified or amended without the consent of the Holders of all outstanding Notes of such series.
     (d) In determining whether the Holders of the required principal amount of a series of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Company or any Subsidiary, or by any Affiliate of the Company or any Subsidiary, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
     (e) It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment that requires the consent of the Holders of the affected Notes becomes effective, the Company shall mail to each registered Holder of the affected Notes at such Holder’s address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.
     Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

     Section 8.03 Revocation and Effect of Consents.
     After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.
     Section 8.04 Notation on or Exchange of Notes.
     If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 8.05 Trustee To Sign Amendments, etc.
     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.02 hereof, that such amendment, supplement or waiver is authorized or permitted by this Indenture.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE
     Section 9.01 Satisfaction and Discharge of Liability on Notes; Defeasance.
     (a) This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding 2017 Notes or 2020 Notes, as the case may be, when:
     (1) either:

     (A) all the 2017 Notes or 2020 Notes, as the case may be, that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or
     (B) all 2017 Notes or 2020 Notes, as the case may be, not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under Section 3.07(a) or (b), as the case may be, or Section 3.07(d) hereof and, in any case, the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes of such series not theretofore delivered to the Trustee for cancellation,
     (2) in respect of clause (a)(1)(B) of this Section 9.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith),
     (3) the Company or any Subsidiary Guarantor has paid all sums payable by it under this Indenture, and
     (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the 2017 Notes or 2020 Notes, as the case may be, at maturity or on the date of redemption, as the case may be.
     In addition, the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
     (b) Subject to clause (c) of this Section 9.01 and Section 9.02 hereof, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding 2017 Notes or 2020 Notes, as the case may be (“Legal Defeasance”). Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of such series and the related Subsidiary Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes of such series and the related Subsidiary Guarantees, except as to:
     (1) the rights of Holders of such series of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

     (2) the Company’s obligations with respect to the 2017 Notes or 2020 Notes, as the case may be, concerning issuing temporary Notes under Section 2.11 hereof, registration of Notes under Section 2.04 hereof, mutilated, destroyed, lost or stolen Notes under Section 2.08 hereof, and the maintenance of an office or agency for payment under Section 2.04 hereof and money for security payments held in trust under Section 2.05 hereof;
     (3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligation in connection therewith; and
     (4) the applicable provisions of this Article 9.
     In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to (A) their respective obligations under Sections 4.03, 4.07 through 4.16, 4.18 and 4.20 hereof with respect to the outstanding 2017 Notes or 2020 Notes, (B) the operation of Sections 6.01(5), (6), (7) or (8) hereof (only as such clauses (7) or (8) apply to Significant Subsidiaries) and (C) the Company’s obligations under Section 5.01(a)(3) hereof with respect to outstanding 2017 Notes or 2020 Notes (“Covenant Defeasance”) on and after the conditions in Section 9.02 hereof with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.
     (c) If the Company exercises its Legal Defeasance option, payment of the 2017 Notes or the 2020 Notes, as the case may be, may not be accelerated because of an Event of Default with respect thereto.
     (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
     (e) Notwithstanding clauses (a) and (b) of this Section 9.01, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.06, 9.05 and 9.06 shall survive with respect to the 2017 Notes or the 2020 Notes until such time as the 2017 Notes or the 2020 Notes, as the case may be, have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 9.05 and 9.06 shall survive.
     Section 9.02 Conditions to Defeasance
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the 2017 Notes or the 2020 Notes, as the case may be:
     (a) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the 2017 Notes or the 2020 Notes, as the case may be, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the 2017 Notes or 2020 Notes, as the case may be, on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on such Notes;
     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

     (1) the Company has received from, or there has been published by the Internal Revenue Service, a ruling; or
     (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;
     (d) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds and the grant of any related liens to be applied to such deposit);
     (f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such series over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others; and
     (g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
     Notwithstanding the foregoing provisions of this Section 9.02, the conditions set forth in the foregoing subsections (b), (c), (d), (e), (f) and (g) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (a), (i) no Default under clauses (1), (2), (8) and (9) under Section 6.01 hereof has occurred and is continuing on the date of such deposit and after giving effect thereto, and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the Notes of such series not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the Notes of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Covenant Defeasance option.
     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the 2017 Notes or 2020 Notes, as the case may be, when due, then the

Company’s obligations and the obligations of Subsidiary Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.
     Section 9.03 Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.
     All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in Section 9.02(a) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 9.04 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.
     Section 9.05 Moneys Held by Paying Agent.
     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a) hereof, to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.
     Section 9.06 Moneys Held by Trustee
     Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE 10
GUARANTEES
     Section 10.01 Guarantee.
     (a) Each Subsidiary Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 hereof.
     Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.
     (b) Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor shall not be discharged as to either the 2017 Notes or the 2020 Notes, as the case may be, except by complete performance of the obligations contained in such Note, this Indenture and such Subsidiary Guarantee. Each Subsidiary Guarantor acknowledges that the Subsidiary Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its

Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor’s Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.
     (d) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (e) To evidence its Subsidiary Guarantee, each Subsidiary Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit G hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered to the Trustee and that this Indenture or a supplemental indenture to this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Subsidiary Guarantors. If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notation of Guarantee is endorsed, the Notation of Guarantee will be valid nevertheless.

     Section 10.02 Severability.
     In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 10.03 Limitation of Liability.
     Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.
     Section 10.04 Contribution.
     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor under a Subsidiary Guarantee, such Subsidiary Guarantor will be entitled to a contribution from any other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP.
     Section 10.05 Subrogation.
     Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01 hereof; provided, however, that if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
     Section 10.06 Reinstatement.
     Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Subsidiary Guarantee provided for in Section 10.01 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Subsidiary Guarantor.
     Section 10.07 Release of a Guarantor
     If no Default exists or would exist under this Indenture, the Subsidiary Guarantee issued by any Subsidiary Guarantor under this Indenture shall be automatically and unconditionally released and discharged upon:

               (a) a sale or disposition of such Subsidiary Guarantor in a transaction that complies with this Indenture such that such Subsidiary Guarantor ceases to be a Subsidiary of the Company;
               (b) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
               (c) the release of the Subsidiary Guarantor’s guarantee under all applicable Triggering Indebtedness; or
               (d) Legal Defeasance or Covenant Defeasance or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.
     Section 10.08 Benefits Acknowledged
     Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Subsidiary Guarantee and waiver pursuant to its respective Subsidiary Guarantee is knowingly made in contemplation of such benefits.
ARTICLE 11
MISCELLANEOUS
     Section 11.01 Notices.
     Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:
     If to the Company and/or any Subsidiary Guarantor:
Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn: Kristin Kolesar, Esq., Senior Vice President and Global General Counsel, Operations
Fax: (724) 514-1871
Email: kristin.kolesar@mylanlabs.com
With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Stacy J. Kanter
Fax: (917) 777-3497
Email: stacy.kanter@skadden.com

If to the Trustee:
Mailing Address:
The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attn: Corporate Trust Division — Corporate Finance
Fax: (212) 815-5707
Email: rob.mcintyre@bnymellon.com
     Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.
     The Company, and Subsidiary Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
     The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions, provided that such reliance was in good faith. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.
     Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
     Section 11.02 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), if so requested by the Trustee, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.03 Statements Required in Certificate and Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     Section 11.04 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 11.05 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee or stockholder of the Company or any of the Subsidiary Guarantors will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 11.06 Governing Law; Waiver of Jury Trial.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

     Section 11.07 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 11.08 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.07 hereof.
     Section 11.09 Separability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 11.10 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     Section 11.11 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MYLAN INC.
By:	/s/ John D. Sheehan
	Name:	John D. Sheehan
	Title:	Executive Vice President and Chief Financial Officer

BERTEK INTERNATIONAL, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

DEY, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

DEY PHARMA, L.P., by Dey, Inc., its general partner
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

DEY LIMITED PARTNER, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

EMD, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MLRE LLC
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Manager

MP AIR INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MYLAN BERTEK PHARMACEUTICALS INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MYLAN CARIBE, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MYLAN DELAWARE INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MYLAN LLC
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Manager

MYLAN LHC INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MYLAN PHARMACEUTICALS INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

MYLAN TECHNOLOGIES INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

UDL LABORATORIES, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Secretary

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

EXHIBIT A-1
CUSIP No.
MYLAN INC.

No.	$
7.625% SENIOR NOTE DUE 2017
     MYLAN INC., a Pennsylvania corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                                          on July 15, 2017.
     Interest Payment Dates: January 15 and July 15.
     Record Dates: January 1 and July 1.
     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1-1

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

MYLAN INC.
By:
Name:
Title:

A-1-2

Certificate of Authentication
     This is one of the 7.625% Senior Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

Dated:

A-1-3

[FORM OF REVERSE OF NOTE]
MYLAN INC.
7.625% SENIOR NOTE DUE 2017
     1. Interest. MYLAN INC., a Pennsylvania corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7.625% per annum. Interest on the 7.625% Senior Notes due 2017 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [                    ] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing on [                    ]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
     2. Method of Payment. The Company will pay interest to those persons who were holders of record on the January 1 and July 1, as the case may be, immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.
     3. Paying Agent and Registrar. Initially, The Bank of New York Mellon (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     4. Indenture. The Company issued the Notes under an Indenture dated as of May 19, 2010 (the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.
     5. Optional Redemption. Except as set forth below, the Notes may not be redeemed prior to July 15, 2014. At any time or from time to time on or after July 15, 2014, the Company, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued but unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such date):

Year	Percentage
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

A-1-4

     6. Redemption of Notes with Net Cash Proceeds of Qualified Equity Offerings. At any time or from time to time prior to July 15, 2013, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 107.625% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.
     “Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.
     7. Make-Whole Redemption of Notes. At any time or from time to time prior to July 15, 2014, the Company may also redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of thereof, plus the Applicable Premium as of, and accrued but unpaid interest thereon, if any, to, the Date of Redemption (a “Make-Whole Redemption Date”) (subject to the rights of Holders of record on relevant Record Dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date).
     “Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the Redemption Price of such Note at July 15, 2014 and (exclusive of accrued but unpaid interest to the Make-Whole Redemption Date; such Redemption Price being set forth in Section 3.07(a) of the Indenture), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through July 15, 2014 and (exclusive of accrued but unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such Note.
     “Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to July 15, 2014; provided, however, that if the period from such Make-Whole Redemption Date to July 15, 2014 is not equal to

A-1-5

the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to July 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     8. Redemption Procedures. If the Company redeems less than all of the Notes at any time, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements. The Company will redeem Notes of $2,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     9. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed.
     10. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.
     11. Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.
     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
     13. Amendment, Supplement, Waiver, Etc. The Company, the Subsidiary Guarantors and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture and make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of the Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.
     14. Purchase of Notes Upon a Change of Control. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to

A-1-6

a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture, except that the Company shall not be obligated to repurchase the Notes pursuant to Section 4.13 of the Indenture in the event that the Company has exercised the right to redeem all of the Notes as described in Section 3.07(a) of the Indenture. In the Change of Control Offer, the Company will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date)
     15. Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor entity will, except as provided in Article 5, be released from those obligations.
     16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to the Company) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to the Company shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     17. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.
     18. No Recourse Against Others. No director, officer, employee or stockholder of the Company or any of the Subsidiary Guarantors will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of United

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States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.
     20. Guarantees. The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.
     21. Fall Away Event. In the event of the occurrence of a Fall Away Event, as defined in the Indenture (and notwithstanding the failure of the Company subsequently to maintain an Investment Grade Rating), Sections 4.07, 4.08 4.09, 410, 4.11, 4.14, 4.16 and 5.01(a)(3) of the Indenture shall each no longer be in effect for the remaining term of the Notes and Section 4.12 of the Indenture shall be replaced in its entirety as provided in the Indenture.
     22. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
     23. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn: Kristin Kolesar, Esq., Senior Vice President and Global General
Counsel, Operations
Fax: (724) 514-1871
Email: kristin.kolesar@mylanlabs.com

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With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Stacy J. Kanter
Fax: (917) 777-3497
Email: stacy.kanter@skadden.com

A-1-9

ASSIGNMENT
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the
face of this Note)

Signature Guarantee:
SIGNATURE GUARANTEE
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $                     principal amount of Notes held in definitive form by the undersigned.
The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

A-1-12

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control) of the Indenture, check the box:

☐
Change of Control
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 of the Indenture, state the principal amount (in denominations of $2,000 and integral multiples of $1,000):
$
Date:                      Your Signature:
(Sign exactly as your name appears on the other side of the Note)
Signature	Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

A-1-13

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Note following	signatory
	of this Global	of this Global	such decrease or	of Trustee or
Date of Exchange	Note	Note	increase	Notes Custodian

A-1-14

EXHIBIT A-2
CUSIP No.
MYLAN INC.

No.	$
7.875% SENIOR NOTE DUE 2020
     MYLAN INC., a Pennsylvania corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of                      on July 15, 2020.
     Interest Payment Dates: January 15 and July 15.
     Record Dates: January 1 and July 1.
     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-2-1

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

MYLAN INC.
By:
Name:
Title:

A-2-2

Certificate of Authentication
     This is one of the 7.875% Senior Notes due 2020 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

Dated:

A-2-3

[FORM OF REVERSE OF NOTE]
MYLAN INC.
7.875% SENIOR NOTE DUE 2020
     1. Interest. MYLAN INC., a Pennsylvania corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7.875% per annum. Interest on the 7.875% Senior Notes due 2020 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [                    ] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing on [                    ]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
     2. Method of Payment. The Company will pay interest to those persons who were holders of record on the January 1 and July 1, as the case may be, immediately preceding each Interest Payment Date.
     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.
     3. Paying Agent and Registrar. Initially, The Bank of New York Mellon (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     4. Indenture. The Company issued the Notes under an Indenture dated as of May 19, 2010 (the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.
     5. Optional Redemption. Except as set forth below, the Notes may not be redeemed prior to July 15, 2015. At any time or from time to time on or after July 15, 2015, the Company, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued but unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such date):

Year	Percentage
2015	103.938%
2016	102.625%
2017	101.313%

2018 and thereafter	100.000%

A-2-4

     6. Redemption of Notes with Net Cash Proceeds of Qualified Equity Offerings. At any time or from time to time prior to July 15, 2013, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 107.875% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.
     “Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.
     7. Make-Whole Redemption of Notes. At any time or from time to time prior to July 15, 2015, the Company may also redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of thereof, plus the Applicable Premium as of, and accrued but unpaid interest thereon, if any, to, the Date of Redemption (a “Make-Whole Redemption Date”) (subject to the rights of Holders of record on relevant Record Dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date).
     “Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the Redemption Price of such Note at July 15, 2015 and (exclusive of accrued but unpaid interest to the Make-Whole Redemption Date; such Redemption Price being set forth in Section 3.07(b) of the Indenture), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through July 15, 2015 and (exclusive of accrued but unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such Note.
     “Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to July 15, 2015; provided, however, that if the period from such Make-Whole Redemption Date to July 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a

A-2-5

year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to July 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     8. Redemption Procedures. If the Company redeems less than all of the Notes at any time, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements. The Company will redeem Notes of $2,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     9. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed.
     10. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.
     11. Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.
     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
     13. Amendment, Supplement, Waiver, Etc. The Company, the Subsidiary Guarantors and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture and make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of the Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.
     14. Purchase of Notes Upon a Change of Control. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture, except that the Company shall not be obligated to repurchase the Notes pursuant to Section 4.13 of the Indenture in the event that the Company has exercised the right to redeem all of the Notes as described in Section 3.07(b) of the Indenture. In the Change of Control Offer, the Company will offer to

A-2-6

purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such record date)
     15. Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor entity will, except as provided in Article 5, be released from those obligations.
     16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to the Company) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to the Company shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     17. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.
     18. No Recourse Against Others. No director, officer, employee or stockholder of the Company or any of the Subsidiary Guarantors will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.
     20. Guarantees. The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

A-2-7

     21. Fall Away Event. In the event of the occurrence of a Fall Away Event, as defined in the Indenture (and notwithstanding the failure of the Company subsequently to maintain an Investment Grade Rating), Sections 4.07, 4.08 4.09, 410, 4.11, 4.14, 4.16 and 5.01(a)(3) of the Indenture shall each no longer be in effect for the remaining term of the Notes and Section 4.12 of the Indenture shall be replaced in its entirety as provided in the Indenture.
     22. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
     23. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
Attn: Kristin Kolesar, Esq., Senior Vice President and Global General
Counsel, Operations
Fax: (724) 514-1871
Email: kristin.kolesar@mylanlabs.com
With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Stacy J. Kanter
Fax: (917) 777-3497
Email: stacy.kanter@skadden.com

A-2-8

ASSIGNMENT
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)
(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-9

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $                     principal amount of Notes held in definitive form by the undersigned.
The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 (Change of Control) of the Indenture, check the box:
☐
          Change of Control
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 of the Indenture, state the principal amount (in denominations of $2,000 and integral multiples of $1,000):
$
Date:                                            Your Signature:
(Sign exactly as your name appears on the other side of the Note)
Signature	Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

A-2-12

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Note following	signatory
	of this Global	of this Global	such decrease or	of Trustee or
Date of Exchange	Note	Note	increase	Notes Custodian

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EXHIBIT B
[FORM OF LEGEND FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE
RESTRICTED SECURITIES]
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
(A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN
THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT
OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN
AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES
ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144
THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN
THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF
THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

[FORM OF ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE
RESTRICTED SECURITIES]
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
[Check One]
     ☐ (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended provided by Rule 144A thereunder.
     or
     ☐ (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: ____________________	Your Signature:
(Sign exactly as your name
appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
     The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: __________________________
	NOTICE:	To be executed by an executive officer

EXHIBIT C
[FORM OF LEGEND FOR REGULATION S NOTE]
THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

     [FORM OF ASSIGNMENT FOR REGULATION S NOTE]
     I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
     and irrevocably appoint:
     as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
[Check One]
     ☐ (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended provided by Regulation S thereunder.
     or
     ☐ (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: ____________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
     The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: __________________________
	NOTICE:	To be executed by an executive officer

EXHIBIT D
[FORM OF LEGEND FOR GLOBAL NOTE]
     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

D-1

EXHIBIT E
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Division — Corporate Finance Unit
Re:	Mylan Inc., a Pennsylvania corporation, as issuer (the “Company”), [7.625% Senior Notes due 2017 / 7.875% Senior Notes due 2020] (the “Notes”)
Dear Sirs:
     In connection with our proposed sale of $[          ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1) the offer of the Notes was not made to a U.S. person or to a person in the United States;
(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;
(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5) we have advised the transferee of the transfer restrictions applicable to the Notes.
     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with

E-1

respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferee]
By:

E-2

EXHIBIT F
[FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]
Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286
          Re: [7.625% SENIOR NOTES DUE 2017 / 7.875% SENIOR NOTES DUE 2020] (the “Notes”)
     Reference is hereby made to the Indenture, dated as of May 19, 2010 (the “Indenture”), between Mylan Inc., as issuer (the “Company”), and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $[          ] aggregate principal amount of:
(a)	[ ] a beneficial interest in a Global Note, or

(b)	[ ] a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes has not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Notes under Rule 144 of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of

F-1

this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: ____________, ___

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EXHIBIT G
[FORM OF NOTATION OF GUARANTEE]
     Each of the undersigned (collectively, the “Guarantors”) have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     No director, officer, employee or stockholder of the Guarantors will have any liability for any of the Guarantor’s obligations under the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Guarantees.
     Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

G-1

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

[GUARANTORS]
By:
Name:
Title:

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EXHIBIT H
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     Supplemental Indenture (this “Supplemental Indenture”), dated as of ____________, among _______________ (the “Guaranteeing Subsidiary”), a subsidiary of Mylan Inc., a Pennsylvania corporation (or its permitted successor) (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and [          ], as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 19, 2010 providing for the issuance of 7.625% Senior Notes due 2017 / 7.875% Senior Notes due 2020 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.
     3. No Recourse Against Others. No director, officer, employee or stockholder of the Company or any of the Subsidiary Guarantors will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

H-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: ____________,

[Guaranteeing Subsidiary]
By:
Name:
Title:

MYLAN INC.
By:
Name:
Title:

[Existing Subsidiary Guarantors]
By:
Name:
Title:

[Trustee], as Trustee
By:
Authorized Signatory

H-3